Filed pursuant to Rule 433

Registration Statement Nos. 333-208478

and 333-208478-01

February 8, 2017

PRICING TERM SHEET

U.S.$750,000,000 Floating Rate Guaranteed Notes due 2018

Issuer:	BP Capital Markets p.l.c. (“BP Capital U.K.”)

Guarantor:	BP p.l.c. (“BP”)

Title:	Floating Rate Guaranteed Notes due 2018 (the “2018 Notes”)

Total Principal Amount Being Issued:	$750,000,000

Denomination:	The 2018 Notes will be issued in denominations of $1,000 and integral multiples of $1,000.

Issuance Date:	February 14, 2017

Guarantee:	Payment of the principal of and interest on the 2018 Notes is fully guaranteed by BP.

Maturity Date:	August 14, 2018

Day Count:	Actual/360

Day Count Convention:	Modified following. If any Interest Payment Date falls on a day that is not a Business Day, that Interest Payment Date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day.

Interest Rate:	The Interest Rate for the first Interest Period will be the 3-month U.S. dollar London Interbank Offered Rate (“U.S. dollar LIBOR”), as determined on February 10, 2017, plus the Spread (as described below). Thereafter, the Interest Rate for any Interest Period will be U.S. dollar LIBOR, as determined on the applicable Interest Determination Date, plus the Spread. The Interest Rate will be reset quarterly on each Interest Reset Date.

Date Interest Starts Accruing:	February 14, 2017

Interest Payment Dates:	February 14, May 14, August 14 and November 14 of each year, subject to the Day Count Convention.

First Interest Payment Date:	May 14, 2017

Spread:	0.350%

Interest Reset Dates:	The Interest Reset Date for each Interest Period other than the first Interest Period will be the first day of such Interest Period, subject to the Day Count Convention.

Interest Periods:	The period beginning on, and including, an Interest Payment Date and ending on, but not including, the following Interest Payment Date; provided that the first Interest Period will begin on February 14, 2017, and will end on, but not include, the First Interest Payment Date.

Interest Determination Date:	The Interest Determination Date relating to a particular Interest Reset Date will be the second London Business Day preceding such Interest Reset Date.

London Business Day:	Any week day on which banking or trust institutions in London are not authorized generally or obligated by law, regulation or executive order to close.

Business Day:	Any week day on which banking or trust institutions in neither New York nor London are authorized generally or obligated by law, regulation or executive order to close.

Ranking:	The 2018 Notes are unsecured and unsubordinated and will rank equally with all of BP Capital U.K.’s other unsecured and unsubordinated indebtedness.

Regular Record Dates for Interest:	The 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day.

Payment of Additional Amounts:	Under current law, payments of interest may be made without withholding or deduction for or on account of U.K. income tax, and no additional amounts will therefore be payable, provided that the 2018 Notes are listed on a “recognised stock exchange” within the meaning of Section 1005 of the UK Income Tax Act 2007. The New York Stock Exchange is a “recognised stock exchange” at the date hereof.

Listing:	Application will be made to list the 2018 Notes on the New York Stock Exchange although neither BP Capital U.K. nor BP can guarantee such listing will be obtained.

Redemption:	The 2018 Notes are not redeemable, except as described under “Description of Debt Securities and Guarantees—Optional Tax Redemption” on page 17 of the prospectus. The provision for optional tax redemption described therein will apply in respect of changes in tax treatments occurring after February 8, 2017.

Sinking Fund:	There is no sinking fund.

Further Issuances:	BP Capital U.K. may, at its sole option, at any time and without the consent of the then existing note holders issue additional notes in one or more transactions subsequent to the date of the related prospectus supplement dated February 8, 2017 with terms (other than the issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) identical to the 2018 Notes issued pursuant to the prospectus supplement. These additional notes will be deemed part of the same series as the 2018 Notes issued pursuant to the prospectus supplement and will provide the holders of these additional notes the right to vote together with holders of the 2018 Notes issued pursuant to the prospectus supplement, provided that such additional notes will be issued with no more than de minimis original issue discount or be part of a “qualified reopening” for U.S. federal income tax purposes.

Public Offering Price:	Per 2018 Note: 100.000%; Total: $750,000,000

Underwriters’ Discount:	Per 2018 Note: 0.075%; Total: $562,500

Proceeds, Before Expenses, to Us:	Per 2018 Note: 99.925%; Total: $749,437,500

Underwriters:	Barclays Capital Inc.	($125,000,000)
	BNP Paribas Securities Corp.	($125,000,000)
	Deutsche Bank Securities Inc.	($125,000,000)
	Merrill Lynch, Pierce, Fenner & Smith
	Incorporated	($125,000,000)
	MUFG Securities Americas Inc.	($125,000,000)
	RBS Securities Inc. (marketing name “NatWest Markets”)	($125,000,000)

CUSIP Number:	05565QDJ4

ISIN:	US05565QDJ40

Calculation Agent:	The Bank of New York Mellon Trust Company, N.A.

Calculation of U.S. Dollar LIBOR:	The Calculation Agent will determine U.S. dollar LIBOR in accordance with the following provisions: With respect to any Interest Determination Date, U.S. dollar LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, U.S. dollar LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by BP Capital U.K., to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then U.S. dollar LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then U.S. dollar LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in The City of New York selected and identified by BP Capital U.K. for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected and identified by BP Capital U.K. are not providing quotations in the manner described by this sentence, U.S. dollar LIBOR determined as of that Interest Determination Date will be U.S. dollar LIBOR in effect on that Interest Determination Date. The designated LIBOR page is the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be nominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered Rate in the event IBA or its successor no longer does so. All calculations made by the Calculation Agent for the purposes of calculating the Interest Rate on the 2018 Notes shall be conclusive and binding on the holders of 2018 Notes, BP, BP Capital U.K. and the trustee, absent manifest error.

U.S.$500,000,000 2.315% Guaranteed Notes due 2020

Issuer:	BP Capital Markets p.l.c. (“BP Capital U.K.”)

Guarantor:	BP p.l.c. (“BP”)

Title:	2.315% Guaranteed Notes due 2020 (the “2020 Notes”)

Total Principal Amount Being Issued:	$500,000,000. The 2020 Notes offered under this free writing prospectus will have the same terms (other than inter alia the public offering price and issuance date), form part of the same series and trade freely with the $1,250,000,000 aggregate principal amount of 2.315% Guaranteed Notes due 2020 issued on February 13, 2015 (the “Original 2020 Notes”). Upon completion of this offering, $1,750,000,000 aggregate principal amount of 2020 Notes and Original 2020 Notes will be outstanding.

Denomination:	The 2020 Notes will be issued in denominations of $1,000 and integral multiples of $1,000.

Issuance Date:	February 14, 2017

Guarantee:	Payment of the principal of and interest on the 2020 Notes is fully guaranteed by BP.

Maturity Date:	February 13, 2020

Day Count:	30/360

Day Count Convention:	Following Unadjusted

Interest Rate:	2.315% per annum

Date Interest Starts Accruing:	February 13, 2017

Interest Payment Dates:	February 13 and August 13 of each year, subject to the Day Count Convention

First Interest Payment Date:	August 13, 2017

Treasury Benchmark:	1.375% due January 15, 2020

US Treasury Yield / Price:	1.386% / 99-31

Spread to Treasury:	T+65 bps

Re-offer Yield:	2.036%

Business Day:	Any week day on which banking or trust institutions in neither New York nor London are authorized generally or obligated by law, regulation or executive order to close.

Ranking:	The 2020 Notes are unsecured and unsubordinated and will rank equally with all of BP Capital U.K.’s other unsecured and unsubordinated indebtedness.

Regular Record Dates for Interest:	The 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day.

Payment of Additional Amounts:	Under current law, payments of interest may be made without withholding or deduction for or on account of U.K. income tax, and no additional amounts will therefore be payable, provided that the 2020 Notes are listed on a “recognised stock exchange” within the meaning of Section 1005 of the UK Income Tax Act 2007. The New York Stock Exchange is a “recognised stock exchange” at the date hereof.

Listing:	The Original 2020 Notes issued on February 13, 2015 are listed on the New York Stock Exchange. Application will be made to list the additional 2020 Notes offered hereby on the New York Stock Exchange although neither BP Capital U.K. nor BP can guarantee such listing will be obtained.

Redemption:	The 2020 Notes are not redeemable, except as described under “Description of Debt Securities and Guarantees—Optional Tax Redemption” on page 17 of the prospectus and as described below under “Optional Redemption”. The provision for optional tax redemption described in the prospectus will apply in respect of changes in tax treatments occurring after February 10, 2015.

Optional Redemption:	BP Capital U.K. has the right to redeem the 2020 Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2020 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2020 Notes to be redeemed (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 12.5 basis points, plus in each case accrued and unpaid interest to the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2020 Notes to be redeemed that would be utilized, at the time of selection

	and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital U.K. “Reference treasury dealer” means Goldman, Sachs & Co., Mizuho Securities USA Inc. and RBS Securities Inc. (marketing name “NatWest Markets”) or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital U.K., provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital U.K. shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.

Sinking Fund:	There is no sinking fund.

Further Issuances:	BP Capital U.K. may, at its sole option, at any time and without the consent of the then existing note holders issue additional notes in one or more transactions subsequent to the date of the related prospectus supplement dated February 8, 2017 with terms (other than the issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) identical to the 2020 Notes issued pursuant to the prospectus supplement. These additional notes will be deemed part of the same series as the 2020 Notes issued pursuant to the prospectus supplement and will provide the holders of these additional notes the right to vote together with holders of the 2020 Notes issued pursuant to the prospectus supplement, provided that such additional notes will be issued with no more than de minimis original issue discount or be part of a “qualified reopening” for U.S. federal income tax purposes.

Public Offering Price:	Per 2020 Note: 100.807%, plus accrued interest from and including February 13, 2017 to, but excluding February 14, 2017; Total: $504,035,000, plus accrued interest from and including February 13, 2017.

Underwriters’ Discount:	Per 2020 Note: 0.125%; Total: $625,000

Proceeds, Before Expenses, to Us:	Per 2020 Note: 100.682%; Total: $503,410,000

Underwriters:	Barclays Capital Inc.	($83,333,000)
	BNP Paribas Securities Corp.	($83,334,000)
	Deutsche Bank Securities Inc.	($83,333,000)

Merrill Lynch, Pierce, Fenner & Smith
	Incorporated	($83,334,000)
	MUFG Securities Americas Inc.	($83,333,000)
	RBS Securities Inc. (marketing name “NatWest Markets”)	($83,333,000)

CUSIP Number:	05565QCX4

ISIN:	US05565QCX43

Supplemental Information on U.S. Taxation:	BP Capital U.K. expects that the 2020 notes will be treated as issued in a “qualified reopening” of the outstanding U.S. $1,250,000,000 2.315% Guaranteed Notes due 2020 (CUSIP No. 05565QCX4, ISIN US05565QCX43), previously issued by BP Capital U.K. (the “original 2020 notes”) for U.S. federal income tax purposes. Debt securities issued in a qualified reopening for U.S. federal income tax purposes are deemed to be part of the same issue as the original debt securities. Under such treatment, the 2020 notes would have the same issue date, the same issue price and the same adjusted issue price as the original 2020 notes for U.S. federal income tax purposes. Payments on the 2020 notes that are attributable to pre-issuance accrued interest should not be includible in income. A United States holder acquiring the 2020 notes pursuant to this offering generally will be treated as acquiring the notes with premium, as described in the accompanying prospectus under “Tax Considerations—United States Taxation—Debt Securities Purchased at a Premium.” However, because the 2020 notes may be redeemable by BP Capital U.K. prior to maturity at a premium, special rules may apply that could reduce, eliminate or defer the amount of premium that you may amortize with respect to the 2020 notes. Please consult your tax advisor about the effect of BP Capital U.K.’s optional redemption right on your ownership of the 2020 notes.

U.S.$1,000,000,000 3.224% Guaranteed Notes due 2024

Issuer:	BP Capital Markets p.l.c. (“BP Capital U.K.”)

Guarantor:	BP p.l.c. (“BP”)

Title:	3.224% Guaranteed Notes due 2024 (the “2024 Notes”)

Total Principal Amount Being Issued:	$1,000,000,000

Denomination:	The 2024 Notes will be issued in denominations of $1,000 and integral multiples of $1,000.

Issuance Date:	February 14, 2017

Guarantee:	Payment of the principal of and interest on the 2024 Notes is fully guaranteed by BP.

Maturity Date:	April 14, 2024

Day Count:	30/360

Day Count Convention:	Following Unadjusted

Interest Rate:	3.224% per annum

Date Interest Starts Accruing:	February 14, 2017

Interest Payment Dates:	April 14 and October 14 of each year, subject to the Day Count Convention

First Interest Payment Date:	October 14, 2017

Treasury Benchmark:	2.25% due January 31, 2024

US Treasury Yield / Price:	2.124% / 100-26

Spread to Treasury:	T+110 bps

Re-offer Yield:	3.224%

Business Day:	Any week day on which banking or trust institutions in neither New York nor London are authorized generally or obligated by law, regulation or executive order to close.

Ranking:	The 2024 Notes are unsecured and unsubordinated and will rank equally with all of BP Capital U.K.’s other unsecured and unsubordinated indebtedness.

Regular Record Dates for Interest:	The 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day.

Payment of Additional Amounts:	Under current law, payments of interest may be made without withholding or deduction for or on account of U.K. income tax, and no additional amounts will therefore be payable, provided that the 2024 Notes are listed on a “recognised stock exchange” within the meaning of Section 1005 of the UK Income Tax Act 2007. The New York Stock Exchange is a “recognised stock exchange” at the date hereof.

Listing:	Application will be made to list the 2024 Notes on the New York Stock Exchange although neither BP Capital U.K. nor BP can guarantee such listing will be obtained.

Redemption:	The 2024 Notes are not redeemable, except as described under “Description of Debt Securities and Guarantees—Optional Tax Redemption” on page 17 of the prospectus and as described below under “Optional Redemption”. The provision for optional tax redemption described in the prospectus will apply in respect of changes in tax treatments occurring after February 8, 2017.

Optional Redemption:	Prior to February 14, 2024 (the date that is two months prior to the scheduled maturity date for the 2024 Notes), BP Capital U.K. has the right to redeem the 2024 Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2024 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2024 Notes to be redeemed that would be due if such notes matured on February 14, 2024 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus in each case accrued and unpaid interest to the date of redemption. On or after

February 14, 2024 (the date that is two months prior to the scheduled maturity date for the 2024 Notes), BP Capital U.K. has the right to redeem the 2024 Notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2024 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital U.K. “Reference treasury dealer” means Barclays Capital Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc., and RBS Securities Inc. (marketing name “NatWest Markets”) or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital U.K., provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital U.K. shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.

Sinking Fund:	There is no sinking fund.

Further Issuances:	BP Capital U.K. may, at its sole option, at any time and without the consent of the then existing note holders issue additional notes in one or more transactions subsequent to the date of the related prospectus supplement dated February 8, 2017 with terms (other than the issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) identical to the 2024 Notes issued pursuant to the prospectus supplement. These additional notes will be deemed part of the same series as the 2024 Notes issued pursuant to the prospectus supplement and will provide the holders of these additional notes the right to vote together with holders of the 2024 Notes issued pursuant to the prospectus supplement, provided that such additional notes will be issued with no more than de minimis original issue discount or be part of a “qualified reopening” for U.S. federal income tax purposes.

Public Offering Price:	Per 2024 Note: 99.994%; Total: $999,940,000

Underwriters’ Discount:	Per 2024 Note: 0.240%; Total: $2,400,000

Proceeds, Before Expenses, to Us:	Per 2024 Note: 99.754%; Total: $997,540,000

Underwriters:	Barclays Capital Inc.	($166,667,000)
	BNP Paribas Securities Corp.	($166,667,000)
	Deutsche Bank Securities Inc.	($166,667,000)
Merrill Lynch, Pierce, Fenner & Smith
	Incorporated	($166,667,000)
	MUFG Securities Americas Inc.	($166,666,000)
	RBS Securities Inc. (marketing name “NatWest Markets”)	(($166,666,000)

CUSIP Number:	05565QDL9

ISIN:	US05565QDL95

U.S.$850,000,000 3.588% Guaranteed Notes due 2027

Issuer:	BP Capital U.K.

Guarantor:	BP

Title:	3.588% Guaranteed Notes due 2027 (the “2027 Notes”)

Total Principal Amount Being Issued:	$850,000,000

Denomination:	The 2027 Notes will be issued in denominations of $1,000 and integral multiples of $1,000.

Issuance Date:	February 14, 2017

Guarantee:	Payment of the principal of and interest on the 2027 Notes is fully guaranteed by BP.

Maturity Date:	April 14, 2027

Day Count:	30/360

Day Count Convention:	Following Unadjusted

Interest Rate:	3.588% per annum

Date Interest Starts Accruing:	February 14, 2017

Interest Payment Dates:	April 14 and October 14 of each year, subject to the Day Count Convention

First Interest Payment Date:	October 14, 2017

Treasury Benchmark:	2.00% due November 15, 2026

US Treasury Yield / Price:	2.338% / 97-02

Spread to Treasury:	T+125 bps

Re-offer Yield:	3.588%

Business Day:	Any week day on which banking or trust institutions in neither New York nor London are authorized generally or obligated by law, regulation or executive order to close.

Ranking:	The 2027 Notes are unsecured and unsubordinated and will rank equally with all of BP Capital U.K.’s other unsecured and unsubordinated indebtedness.

Regular Record Dates for Interest:	The 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day.

Payment of Additional Amounts:	Under current law, payments of interest may be made without withholding or deduction for or on account of U.K. income tax, and no additional amounts will therefore be payable, provided that the 2027 Notes are listed on a “recognised stock exchange” within the meaning of Section 1005 of the UK Income Tax Act 2007. The New York Stock Exchange is a “recognised stock exchange” at the date hereof.

Listing:	Application will be made to list the 2027 Notes on the New York Stock Exchange although neither BP Capital U.K. nor BP can guarantee such listing will be obtained.

Redemption:	The 2027 Notes are not redeemable, except as described under “Description of Debt Securities and Guarantees—Optional Tax Redemption” on page 17 of the prospectus and as described below under “Optional Redemption”. The provision for optional tax redemption described in the prospectus will apply in respect of changes in tax treatments occurring after February 8, 2017.

Optional Redemption:	Prior to January 14, 2027 (the date that is three months prior to the scheduled maturity date for the 2027 Notes), BP Capital U.K. has the right to redeem the 2027 Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2027 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 Notes to be redeemed that would be due if such notes matured on January 14, 2027 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus in each case accrued and unpaid interest to the date of redemption. On or after January 14, 2027 (the date that is three months prior to the scheduled maturity date for the 2027 Notes), BP Capital U.K. has the right to redeem the 2027 Notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2027 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital U.K. “Reference treasury dealer” means Barclays Capital Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc., and RBS Securities Inc. (marketing name “NatWest Markets”) or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital U.K., provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital U.K. shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.

Sinking Fund:	There is no sinking fund.

Further Issuances:	BP Capital U.K. may, at its sole option, at any time and without the consent of the then existing note holders issue additional notes in one or more transactions subsequent to the date of the related prospectus supplement dated February 8, 2017 with terms (other than the issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) identical to the 2027 Notes issued pursuant to the prospectus supplement. These additional notes will be deemed part of the same series as the 2027 Notes issued pursuant to the prospectus supplement and will provide the holders of these additional notes the right to vote together with holders of the 2027 Notes issued pursuant to the prospectus supplement, provided that such additional notes will be issued with no more than de minimis original issue discount or be part of a “qualified reopening” for U.S. federal income tax purposes.

Public Offering Price:	Per 2027 Note: 99.993%; Total: $849,940,500

Underwriters’ Discount:	Per 2027 Note: 0.300%; Total: $2,550,000

Proceeds, Before Expenses, to Us:	Per 2027 Note: 99.693%; Total: $847,390,500

Underwriters:	Barclays Capital Inc.	($141,667,000)
	BNP Paribas Securities Corp.	($141,667,000)
	Deutsche Bank Securities Inc.	($141,667,000)
	Merrill Lynch, Pierce, Fenner & Smith
	Incorporated	($141,667,000)
	MUFG Securities Americas Inc.	($141,666,000)
	RBS Securities Inc. (marketing name “NatWest Markets”)	($141,666,000)

CUSIP Number:	05565QDM7

ISIN:	US05565QDM78

*  *  *  *  *  *  *  *

The Issuer and the Guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, BNP Paribas Securities Corp. toll-free at 1-800-854-5674, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, MUFG Securities Americas Inc. toll-free at 1-877-649-6848 or RBS Securities Inc. (marketing name “NatWest Markets”) toll-free at 1-866-884-2071.